Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer Watson Wyatt (202) 715-7056

Investor Relations:
Jody Burfening
Media Contact:
Chenoa Taitt
Lippert Heilshorn & Associates, Inc.
(212) 838-3777

WATSON WYATT & COMPANY HOLDINGS REPORTS FOURTH QUARTER AND
FISCAL 2003 RESULTS

7% EPS growth and strong cash performance for the year

WASHINGTON DC, September 18, 2003 — Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital consulting firm, today announced financial results for the fourth quarter and fiscal year ended June 30, 2003.

Revenues were $178.4 million for the quarter, compared to $182.7 million for the fourth quarter of fiscal 2002.  Fourth-quarter income from continuing operations increased to $12.7 million, or $0.38 per diluted share, compared to $12.4 million or $0.37 per diluted share in the fourth quarter of last year.

For the fiscal year, revenues were $709.6 million, compared to prior-year revenues of $710.5 million.  Income from operations rose from 10.2% of revenues to 11.0% of revenues in fiscal year 2003.  Income from continuing operations was $50.4 million for the year, or $1.51 per diluted share, compared to prior-year income from continuing operations of $47.1 million or $1.41 per diluted share.

“Given conditions in the marketplace, we are pleased once again to post year-over-year earnings growth and continue our excellent cash performance,” said John Haley, President and CEO of Watson Wyatt.  “Superb client retention and rigorous cost management continue to drive our results and position us well to take full advantage of a turnaround in the economy.”

As of June 30, 2003, the company had cash and cash equivalents of $144.4 million and no debt outstanding.  During the quarter ended June 30, 2003, the company contributed $10.0 million to its U.S. qualified pension plan, bringing total fiscal year 2003 U.S. pension contributions to $22.0 million.  For the fiscal year, the company increased cash and cash equivalents by $48.4 million.  This increase includes $74.7 million in cash generated by operations, compared to $51.6 million of cash generated by operations last fiscal year, due in part to improved billings and collections.

Fourth Quarter and Fiscal Year 2003 Operating Highlights

•                  Revenues for the Benefits Group (representing 60% of fourth-quarter revenues) were $106.6 million in the quarter, compared to $107.6 million in the prior-year quarter.  For fiscal 2003, revenues were up 2% to $407.7 million from $400.3 million in fiscal 2002.  The Benefits Group growth for the year came from strong client retention in the retirement area and project work related to HIPAA.  However, delayed discretionary spending and softer market conditions tempered overall growth from prior-year levels.

•                  Technology Solutions Group revenues (representing 11% of fourth-quarter revenues) were $19.1 million, compared to prior period revenues of $23.6 million.   For the year, revenues were down 10% from fiscal 2002.  Both the fourth quarter and fiscal year results reflected continued weaknesses in IT spending.

•                  Human Capital Group revenues (representing 6% of total revenues for the quarter) grew 5% in the fourth quarter over the prior-year quarter to $11.1 million.   The practice was successful in helping clients address new issues related to stock compensation programs and proposed changes to accounting regulations.  For the year, revenues of $46.5 million were down 1% from fiscal 2002.  The Human Capital Group’s results improved substantially from a prior-year net operating loss (measured before bonus and taxes) of $6.2 million to net operating income of $1.2 million for fiscal 2003, which includes a severance charge of $1.2 million.

•                  For the fourth quarter of 2003, International segment revenues (representing 11% of total fourth-quarter revenues) grew 12% over the prior-year quarter, or 8% on a constant-currency basis.  Fourth quarter and full fiscal year results in Australia, New Zealand and Japan were particularly strong.  Full fiscal year revenues for the International segment increased 11%, or 7% on a constant-currency basis.

On August 13, 2003 the company announced a postponement of the reporting of its fourth quarter and fiscal year 2003 results, pending the completion of its year-end audit and a review related to billing irregularities. The billing irregularities involved four clients and arose from hours inappropriately reported in client billings that did not match the company’s time reporting system. Management promptly reported these issues to the affected clients, to the company’s Audit Committee and to its independent accountants.  With the assistance of outside legal counsel, the company conducted a review of this issue to ascertain whether similar issues were present with other clients.  No other cases were found.  As a result, the company reduced fourth quarter fiscal 2003 revenues by $1.8 million.

Outlook for Fiscal Year 2004

For the first fiscal quarter of 2004, the firm expects revenue to be 5% to 6% lower than fiscal 2003,  due to continued lower discretionary client spending impacting the Technology Solutions and Human Capital Groups.  The company expects fully diluted earnings per share to be in the range of $0.29 to $0.31 for the first quarter of fiscal 2004.  This estimate includes an estimated severance charge of $3.3 million, or $0.06 per diluted share after-tax, in connection with July 2003 staff reductions affecting approximately 100 associates across all practices.

Also in the first fiscal quarter of 2004, the company anticipates recording a pre-tax non-operating gain of up to $5.6 million, or $0.10 per diluted share after-tax, resulting from the sharing of aggregate stop-loss insurance proceeds by its captive insurance company, PCIC.   Management’s guidance of $0.29 to $0.31 for the first fiscal quarter of 2004 does not include this one-time gain.

Watson Wyatt’s outlook for fiscal 2004 remains cautious and assumes modest revenue growth of approximately 1%, based on new business anticipated from current marketing activity in the second half of fiscal 2004.  Operating expenses are expected to increase due to higher insurance premiums, additional professional fees related to required efforts associated with Sarbanes-Oxley, modest raises for existing employees and increased severance expense related to the July 2003 headcount reductions.  However, these increases will be partially offset by continued general expense controls and an estimated savings of $8 to $9 million in annual salaries and benefits related to the July headcount reductions.  Diluted earnings per share for fiscal 2004 are estimated to be in the range of $1.52 to $1.54.  This estimate does include severance expense but does not include the first quarter non-operating gain related to PCIC.  Management expects to continue to generate positive cash flow in fiscal 2004 at a level similar to fiscal 2003, anticipating similar collection cycles.

Conference Call

The company will host a live webcast and conference call that can be accessed via the Internet on Thursday, September 18, 2003 to discuss the financial results for the fourth quarter and fiscal year.  It will begin at 9:00 a.m. Eastern Time.  A replay of the webcast will be available two hours after the live call for a period of one year.  To access the live webcast or replay, visit www.watsonwyatt.com/investors/confcall.asp.

Watson Wyatt is an international human capital consulting firm that provides services in the areas of employee benefits, human capital strategies and related technology solutions.  The firm is headquartered in Washington, D.C., and has over 4,100 associates in 61 offices in the Americas and Asia-Pacific.  Together with Watson Wyatt LLP, a leading Europe-based consulting partnership, the firm operates globally as Watson Wyatt Worldwide.  Watson Wyatt Worldwide has more than 6,200 associates in 88 offices in 30 countries.

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to our continued ability to recruit and retain highly qualified associates; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; regulatory, legislative and technological developments that may affect the demand for or costs of our services and other factors discussed under “Risk factors” in the company’s Annual Report on Form 10-K dated September 25, 2002, which is on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

(Tables Follow)

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002

Revenue	$178,438	$182,745	$709,616	$710,480

Costs of providing services:
Salaries and employee benefits	101,339	104,176	401,274	404,822
Professional and subcontracted services	11,932	12,895	47,356	48,724
Occupancy, communications and other	26,816	27,645	106,224	109,163
General and administrative expenses	14,390	14,267	57,285	55,517
Depreciation and amortization	4,422	4,497	19,621	20,049
	158,899	163,480	631,760	638,275

Income from operations	19,539	19,265	77,856	72,205

Income from affiliates	1,558	(22)	5,787	2,866
Interest income, net	374	247	991	1,235
Other non-operating income	120	1,166	761	2,166

Income from continuing operations before income taxes	21,591	20,656	85,395	78,472
Provision for income taxes	8,859	8,263	35,015	31,388

Income from continuing operations	12,732	12,393	50,380	47,084

Discontinued operations:
Adjustment to reduce estimated loss on disposal of discontinued operations, net of income tax expense	34	—	6,786	—

Net income	$12,766	$12,393	$57,166	$47,084

Basic earnings per share:
Income from continuing operations	$0.39	$0.38	$1.52	$1.43
Income from discontinued operations	—	—	0.21	—
Net income	$0.39	$0.38	$1.73	$1.43

Diluted earnings per share:
Income from continuing operations	$0.38	$0.37	$1.51	$1.41
Income from discontinued operations	—	—	0.21	—
Net income	$0.38	$0.37	$1.72	$1.41

Weighted average shares of common stock, basic (000)	32,982	32,952	32,962	32,985
Weighted average shares of common stock, diluted (000)	33,290	33,366	33,287	33,421

WATSON WYATT & COMPANY HOLDINGS

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended June 30,		Year Ended June 30,
	2003	2002	2003	2002
Revenue (net of reimbursable expenses)
Benefits Group	$106,604	$107,607	$407,676	$400,307
Technology Solutions Group (formerly eHR)	19,071	23,611	94,367	104,700
Human Capital Group	11,074	10,584	46,476	47,155
International	20,268	18,062	76,435	69,092
Other	11,164	12,883	47,723	56,278
Total segment revenue	168,181	172,747	672,677	677,532
Reimbursable expenses and other	10,257	9,998	36,939	32,948
Consolidated revenue	$178,438	$182,745	$709,616	$710,480

Net operating income
Benefits Group	$28,706	$36,828	$99,390	$110,091
Technology Solutions Group (formerly eHR)	(79)	3,149	12,652	19,971
Human Capital Group	147	(1,486)	1,223	(6,216)
International	1,672	(294)	3,843	647
Other	(147)	26	1,402	1,776
Total segment net operating income	30,299	38,223	118,510	126,269
Discretionary compensation and other	(8,708)	(17,567)	(33,115)	(47,797)
Income from continuing operations before income taxes	$21,591	$20,656	$85,395	$78,472

	June 30,
	2003	2002
Associates (fiscal year end full-time equivalents)
Benefits Group	1,665	1,630
Technology Solutions Group (formerly eHR)	390	450
Human Capital Group	180	230
International	990	1,000
Other	670	720
Total segment associates	3,895	4,030
Corporate	230	220
Total	4,125	4,250

WATSON WYATT & COMPANY HOLDINGS

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	June 30, 2003	June 30, 2002

Assets
Cash and cash equivalents	$144,374	$95,974
Receivables from clients:
Billed, net of allowances of $862 and $1,405	78,373	83,311
Unbilled, net of allowances of $419 and $431	60,549	68,301
	138,922	151,612

Deferred income taxes	3,885	7,904
Other current assets	11,448	17,268
Total current assets	298,629	272,758

Investment in affiliates	26,431	20,086
Fixed assets, net	60,716	62,552
Deferred income taxes	101,214	54,758
Goodwill and intangible assets	20,878	18,430
Other assets	6,594	8,233

Total Assets	$514,462	$436,817

Liabilities
Accounts payable and accrued liabilities, including discretionary compensation	$114,013	$134,998
Income taxes payable	15,308	14,589
Total current liabilities	129,321	149,587

Accrued retirement benefits	195,705	84,148
Deferred rent and accrued lease losses	4,608	3,660
Other noncurrent liabilities	33,091	40,201

Total Liabilities	362,725	277,596

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value: 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value: 69,000,000 shares authorized; 33,087,880 and 20,212,449 issued and 32,943,156 and 20,029,115 outstanding	331	202
Class B-1 Common Stock - $.01 par value: 15,000,000 shares authorized; none issued and outstanding	—	—
Class B-2 Common Stock - $.01 par value: 15,000,000 shares authorized; none and 12,868,030 issued and outstanding	—	129
Additional paid-in capital	145,922	147,034
Treasury stock, at cost - 144,724 and 183,334 shares	(2,956)	(3,076)
Retained earnings	77,517	20,351
Accumulated other comprehensive loss	(69,077)	(5,419)
Total Stockholders’ Equity	151,737	159,221

Total Liabilities and Stockholders’ Equity	$514,462	$436,817

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Year Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$57,166	$47,084
Adjustments to reconcile net income to net cash from operating activities:
Income from discontinued operations, net of income tax expense	(6,786)	—
Allowance for doubtful receivables from clients	7,859	4,541
Depreciation	19,205	19,887
Amortization of intangible assets	416	162
Provision for (benefit from) deferred income taxes	2,994	(5,995)
Income from affiliates	(5,787)	(2,866)
Distributions from affiliates	4,831	1,970
Other, net	(595)	(525)
Discontinued operations, net
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	4,831	(4,563)
Other current assets	5,594	(6,468)
Other assets	1,639	578
Accounts payable and accrued liabilities	(14,982)	(12,468)
Income taxes payable	(3,968)	967
Accrued retirement benefits	(1,855)	6,488
Deferred rent and accrued lease losses	948	176
Other noncurrent liabilities	3,201	2,616
Net cash from operating activities	74,711	51,584

Cash flows used in investing activities:
Purchases of fixed assets	(17,505)	(31,557)
Proceeds from sale of fixed assets	40	144
Proceeds from divestitures	1,281	1,747
Acquisitions and contingent consideration payments	(2,310)	(5,262)
Investments in affiliates	(3,661)	(1,700)
Net cash used in investing activities	(22,155)	(36,628)

Cash flows used in financing activities:
Issuances of common stock - exercises of stock options	714	429
Issuances of common stock - employee stock purchase plan	6,408	1,448
Repurchases of common stock	(13,824)	(4,521)
Net cash used in financing activities	(6,702)	(2,644)

Effect of exchange rates on cash	2,546	1,927

Increase in cash and cash equivalents	48,400	14,239

Cash and cash equivalents at beginning of year	95,974	81,735

Cash and cash equivalents at end of year	$144,374	$95,974